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                                                                     Exhibit 21


               SUBSIDIARIES OF PIONEER-STANDARD ELECTRONICS, INC.




                                                  State or jurisdiction of
Subsidiaries of the Company                       organization or incorporation
---------------------------                       -----------------------------

Pioneer-Standard of Maryland, Inc.                           Maryland
Pioneer-Standard Canada Inc.                                 Ontario
Pioneer-Standard FSC, Inc.                                   Virgin Islands of
                                                               the United States
Pioneer-Standard Illinois, Inc.                              Delaware
Pioneer-Standard Minnesota, Inc.                             Delaware
Pioneer-Standard Electronics, Ltd.                           Delaware
Dickens Data Systems, Inc.                                   Georgia
The Dickens Services Group, a
  Pioneer-Standard Company, LLC                              Delaware